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                                                                      EXHIBIT 21

                           Allied Research Corporation

                              LIST OF SUBSIDIARIES

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1.       ARC Europe, S.A., a Belgian Corporation

         Wholly-owned and majority owned Belgian subsidiaries of ARC Europe S.A.

         A.       Mecar S.A.

         B.       Sedachim, S.I.

         C.       VSK Electronics N.V.

                  (1)    Belgian Automation Units, N.V

                  (2)    I.D.C.S., N.V.

                  (3)    Vigitec S.A.

                  (4)    Tele Technique Generale, S.A.

2.       Allied Research Corporation Limited, a U.K. Corporation

3.       Energa Corporation

4.       News/Sports Microwave Rental, Inc.